                                                                 Exhibit 21.1

                          PETCO ANIMAL SUPPLIES, INC.

                                  SUBSIDIARIES

              NAME                                 JURISDICTION OF INCORPORATION
              ----                                 -----------------------------
International Pet Supplies and Distribution, Inc.         California

Pet Nosh Consolidated Co., Inc.                           New York

PASI Acquisition Corp.                                    Minnesota
